UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2016

Crown Castle International Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1220 Augusta Drive

Suite 600

Houston, TX 77057

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c) On November 3, 2016 the Board of Directors (“Board”) of Crown Castle International Corp. (“Company”) appointed Robert S. Collins, 50, as Vice President and Controller, effective as of January 1, 2017, at which time Mr. Collins will become the Company’s principal accounting officer. Mr. Collins will join the Company as of December 12, 2016 and will serve in the interim role of Vice President – Accounting until January 1, 2017.

Prior to joining the Company and since October 2013, Mr. Collins served as Vice President and Controller of Alcoa Corporation (formerly a part of Alcoa Inc., “Alcoa”). He served as Alcoa’s Assistant Controller from May 2009 to October 2013. Prior to his role as Assistant Controller, Mr. Collins was Director of Financial Transactions and Policy for Alcoa, providing financial accounting support for Alcoa’s transactions in global mergers, acquisitions and divestitures. Before joining Alcoa in 2005, Mr. Collins worked in the audit and mergers and acquisitions practices at PricewaterhouseCoopers LLP for 14 years.

Mr. Collins will succeed Rob A. Fisher as the Company’s Vice President and Controller and principal accounting officer on January 1, 2017. As noted in the Company’s Form 8-K filed on June 21, 2016, which disclosed Mr. Fisher’s resignation, Mr. Fisher has agreed to remain with the Company as an employee through March 31, 2017 in order to assist Crown Castle on various matters, including the preparation and filing of Crown Castle’s Form 10-K for the year ending December 31, 2016.

In connection with the appointment, the Board approved the grant to Mr. Collins of restricted stock units relating to 3,650 shares of Company common stock (“RSUs”). The terms of the RSUs provide for vesting in three equal installments on each of the first three anniversary dates of the grant date. Mr. Collins will be eligible to participate in the Company’s annual incentive plan for non-executive employees. In addition, pursuant to a Confidentiality, Non-Compete and Severance Agreement anticipated to be entered into with Mr. Collins, the Company will agree to provide the following severance benefits to Mr. Collins if he is terminated without cause (as defined in the agreement) or if he terminates his employment with good reason (as defined in the agreement):

•	a payment equal to one year of his base salary (payable at the Company’s option in a lump sum or in equal installments over one year), and

•	continued medical insurance benefits for one year.

The Confidentiality, Non-Compete and Severance Agreement also contains provisions that generally prohibit Mr. Collins, for a period of one year following the termination of his employment with the Company, from (1) engaging in certain business activities, including activities relating to communication towers, communications transmitting facilities or other business activities (including certain associated real estate activities) in which the Company or any of its affiliates is or becomes engaged in the United States, Puerto Rico and other jurisdictions where the Company operates or may operate and (2) soliciting employees of the Company and its affiliates.

(e) On November 3, 2016, the Board approved the program documentation filed herewith as Exhibit 10.1 to further document the Company’s Extended Service Separation Program (“Program”), which Program was previously approved on November 5, 2015 and disclosed pursuant to the Company’s Form 8-K filed on November 12, 2015 (“November 12, 2015 Form 8-K”). The foregoing description is qualified in its entirety by reference to Exhibit 10.1 filed herewith and to the summary of the Program set forth in the November 12, 2015 Form 8-K, each of which is incorporated herein by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

10.1	Crown Castle International Corp. Extended Service Separation Program

Cautionary Language Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements that are based on the Company’s current expectations. Such forward-looking statements include the anticipated entry into and terms of the referenced Confidentiality, Non-Compete and Severance Agreement and are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect the Company is included in the Company’s filings with the Securities and Exchange Commission. As used in this Form 8-K, the term “including,” and any variation thereof, means “including, without limitation.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By: /s/ Kenneth J. Simon
Name: Kenneth J. Simon
Title: Senior Vice President and General Counsel

Date: November 7, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Crown Castle International Corp. Extended Service Separation Program

4